UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2007 (November 21, 2007)

INLAND AMERICAN REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

The Woodlands Waterway® Marriott Hotel & Convention Center.   On November 21, 2007, Inland American Real Estate Trust, Inc. (the “Company”), through Inland American Lodging Woodlands Limited Partnership, a wholly owned subsidiary formed for this purpose, acquired fee simple and leasehold interests in the property known as The Woodlands Waterway® Marriott Hotel & Convention Center, located at the intersection of Lake Robbins Drive and Six Pines Drive in the heart of The Woodlands Town Center campus in The Woodlands, Texas.  The property was built in 2002.  The property contains a full service hotel with 341 rooms.  The hotel will be managed by its current manager, Marriott International, Inc.

The property also includes a leasehold interest in an adjoining 198,000 square foot conference center.  The Company assumed the lease of the conference center and 22,000 square feet of hotel meeting space pursuant to a long-term ground lease with the Town Center Improvement District of Montgomery County, Texas as lessor.

The Company purchased the fee simple interest in the hotel and the leasehold interests from The Woodlands Hotel, L.P., an unaffiliated third party, for approximately $137 million, of which it paid $61.4 million in cash and equivalents at closing.  The remaining $75.4 million of the purchase price was funded with the proceeds of a mortgage loan that the Company entered into on November 21, 2007.  The purchase price for the transaction was determined through negotiations between the our company and the seller The Company believes that The Woodlands Waterway® Marriott Hotel & Convention Center is well located, has acceptable roadway access, is well maintained, is adequately insured and will be professionally managed.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(a)

Financial statements of businesses acquired

The required financial statements for The Woodlands Waterway® Marriott Hotel & Convention Center will be filed in accordance with Rule 3-05 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one (71) days after the date on which this initial report is filed.

(b) Pro forma financial information

The required pro forma financial information for The Woodlands Waterway® Marriott Hotel & Convention Center will be filed in accordance with Article 11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than seventy-one (71) days after the date on which this initial report is filed.

(d)

Exhibits

The required exhibits for the purchase agreement related to The Woodlands Waterway® Marriott Hotel & Convention Center will be filed under cover of Form 8-K/A as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:	/s/ Jack Potts
Name:	Jack Potts
Title:	Principal Accounting Officer

Date:  November 28, 2007